Consent of Independent Certified Public Accountants

     We have issued our report dated May 28, 2004 accompanying the financial statements of Insured Municipals Income Trust and Investors' Quality Tax-Exempt Trust, Multi-Series 251 as of March 30, 2004, and for the period then ended, contained in this Post-Effective Amendment No. 9 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                                              Grant Thornton LLP

Chicago, Illinois
July 26, 2004